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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-20187) of our report which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated February 17, 1997, except for Note 15 as to which the date is April 15, 1997, on our audit of the financial statements of Univec, Inc. and Subsidiary. We also consent to the reference to our Firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------
                                            Coopers & Lybrand L.L.P.

Melville, New York
April 15, 1997.